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                            As filed with the
         Securities and Exchange Commission on September 20, 1994

                                         Registration No. 33-

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-8
                          Registration Statement
                                  Under
                        The Securities Act of 1933

                            FIFTH THIRD BANCORP

          (Exact name of registrant as specified in its charter)

                    Ohio                          31-0854434
        (State or other jurisdiction of          (I.R.S. Employee
        incorporated or organization)         Identification No.)

                           38 Fountain Square Plaza
                           Cincinnati, Ohio  45263
      (Address of Principal Executive Offices including Zip Code)

          THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN
                        (Full title of the plan)

                                Copy To:
      Paul L. Reynolds, Esq.    Richard G. Schmalzl, Esq.
      Vice President & Counsel  Graydon, Head & Ritchey
      Fifth Third Bancorp.      1900 Fifth Third Center
      38 Fountain Square Plaza  511 Walnut Street
      Cincinnati, Ohio  45263   Cincinnati, Ohio 45202
      (513) 579-5300            (513) 621-6464

    Name, address and telephone number of agent for service

                  CALCULATION OF REGISTRATION FEE

                             Proposed    Proposed
Title of                     maximum     maximum
Securities       Amount      offering   aggregate  Amount of
 to be           to be        price     offering  registration
Registered      registered   per share    price       fee

Common Stock,   100,000      $51.75    $5,175,000  $1,784.49(1)
no par value    shares

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(1) Calculated in accordance with Rule 457(c) based upon the average of the high and low prices of Fifth Third Bancorp common stock in the Nasdaq National Market as of September 13, 1994.
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          Fifth Third Bancorp (the "Registrant") is filing this
Registration Statement on Form S-8 in order to register shares of its common stock, no par value, relating to the Registrant's Master Profit Sharing Plan (the "Plan") and to register interests in the Plan.

Part I    Information Required in the Section 10(a) Prospectus.

          The information required in Part I of this Registration
Statement is not being filed with the Commission in accordance with the instructions to Form S-8.

Item 1.   Plan Information.

          The Registrant shall deliver to each participant in the Plan, the information required by this Item 1.


Item 2.   Registrant Information and Employee Plan Award
Information.

          The Registrant shall provide to each participant in the Plan a written statement advising them of the availability without charge to each such participant, upon written or oral request, of the documents incorporated by reference in the
Section 10(a) Prospectus (not including Exhibits to the documents that are incorporated by reference into the Registration Statement). Requests for such information shall be made to the Registrant's Vice President and Counsel or to the Registrant's Human Resources Department, 38 Fountain Square Plaza, Cincinnati, Ohio 45263, telephone (513) 579-5300.

Part II   Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference.

          The documents listed below are incorporated by reference into this Registration Statement, and all documents subsequently filed by the Registrant and by the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents; provided, however, than any information set forth in any proxy statement of the Registrant pursuant to Items 402(i), (k) and/or (l) of Regulation S-K is specifically not incorporated by reference herein.
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          (a)  The Registrant's latest annual report and the
Plan's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or, in the case of the Registrant, either: (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Exchange Act of 1933 that contains audited financial statements for the Registrant's latest fiscal year for which statements have been filed, or (2) the Registrant's effective registration statement on Form 10 or 20-F filed under the Securities Exchange Act of 1934 containing audited financial statements for the Registrant's latest fiscal year.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant's documents referred to in the above paragraph.

          (c) The description of the Registrant's common stock contained in a registration statement filed under the Securities
Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Section 1701.13 of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or
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its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding he had reasonable cause to believe that his conduct was unlawful. Section 1701.13 further specifies that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that the court of common pleas, or the court in which such action or suit was brought, determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as the court of common pleas or such other court shall deem proper. In addition, Section 1701.13 of the Ohio Revised Code requires a corporation to pay any expenses, including attorneys' fees, of a director in defending an action, suit or proceeding referred to above as they are incurred, in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to both (i) repay such amount if it is proved by clear and convincing evidence that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and (ii) reasonably cooperate with the corporation concerning the action, suit or proceeding. The indemnification provided by Section 1701.13 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles or regulations of the Registrant.

          The Code of Regulations of Bancorp provides that Bancorp shall indemnify each director and each officer of Bancorp, and each person employed by Bancorp who serves at the written request of the President of Bancorp as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, non profit or for profit, to the full extent permitted by Ohio law. The Registrant may indemnify assistant officers, employees and others by action of the Board of Directors to the extent permitted by Ohio law.

          The Registrant carries directors' and officers' liability insurance coverage which insures its directors and officers and the directors and officers of its subsidiaries in certain circumstances.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          The Registrant will timely submit the Third Amendment to the Plan (which Amendment requires the filing of this Registration Statement) to the Internal Revenue Service ("IRS") for a determination that the Plan, as so amended, is qualified under Section 401 of the Internal Revenue Code and the Registrant will make all changes required by the IRS in order to qualify the Plan.

                        INDEX TO EXHIBITS

Exhibit              Description of Exhibit                Page

23        Independent Auditors' Consent


Item 9.   Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that the above paragraphs (i) and
(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Where interests in a plan are registered herewith, the undersigned Registrant and Plan hereby undertake to transmit or cause to be transmitted promptly, without charge, to any participant in the plan who makes a written request, a copy of the then latest annual report of the Plan filed pursuant to section 15(d) of the Securities Exchange Act of 1934 (Form 11-K). If such report is filed separately on Form 11-K, such form shall be delivered upon written request. If such report is filed as a part of the Registrant's annual report on Form 10-K, that entire report (excluding exhibits) shall be delivered upon written request. If such report is filed as a part of the Registrant's annual report to stockholders delivered pursuant to paragraph (1) or (2) of this undertaking, additional delivery shall not be required.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on this 20th day of September, 1994.

                            FIFTH THIRD BANCORP


                            By:  /s/ George A. Schaefer, Jr.
                               George A. Schaefer, Jr., President
                               and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


September 20, 1994            /s/ George A. Schaefer, Jr.
                            George A. Schaefer, Jr., President,
                            Chief Executive Officer and Director


September 20, 1994            /s/ P. Michael Brumm
                            P. Michael Brumm, Senior Vice
                            President and Chief Financial Officer


September 20, 1994            /s/ John F. Barrett
                            John F. Barrett, Director


September 20, 1994            /s/ Milton C. Boesel, Jr.
                            Milton C. Boesel, Jr., Director


September 20, 1994            /s/ Clement L. Buenger
                            Clement L. Buenger, Director


September 20, 1994            /s/ Nolan W. Carson
                            Nolan W. Carson, Director


September 20, 1994            /s/ Thomas L. Dahl
                            Thomas L. Dahl, Director


September 20, 1994            /s/ Gerald V. Dirvin
                            Gerald V. Dirvin, Director


September 20, 1994            /s/ Thomas B. Donnell
                            Thomas B. Donnell, Director


September 20, 1994
                            Richard T. Farmer, Director


September 20, 1994            /s/ John D. Geary
                            John D. Geary, Director


September 20, 1994            /s/ Ivan W. Gorr
                            Ivan W. Gorr, Director


September 20, 1994            /s/ Joseph H. Head, Jr.
                            Joseph H. Head, Jr.,  Director


September 20, 1994            /s/ Joan R. Herschede
                            Joan R. Herschede, Director


September 20, 1994
                            William G. Kagler, Director


September 20, 1994            /s/ William J. Keating
                            William J. Keating, Director


September 20, 1994            /s/ James D. Kiggen
                            James D. Kiggen, Director


September 20, 1994            /s/ Robert B. Morgan
                            Robert B. Morgan, Director


September 20, 1994            /s/ Michael H. Norris
                            Michael H. Norris, Director


September 20, 1994            /s/ Brian H. Rowe
                            Brian H. Rowe, Director


September 20, 1994            /s/ John J. Schiff, Jr.
                            John J. Schiff, Jr., Director


September 20, 1994            /s/ Dennis J. Sullivan, Jr.
                            Dennis J. Sullivan, Jr., Director


September 20, 1994
                            Dudley S. Taft, Director

          Pursuant to the requirements of the Securities Act of 1933, the Fifth Third Bank Pension and Profit Sharing Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on September 20, 1994.


                            THE FIFTH THIRD BANCORP MASTER
                            PROFIT SHARING PLAN


                            By:  /s/Michael K. Keating

                            Title:  Secretary, Pension and Profit
                                                Sharing Committee